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                                                                  EXHIBIT 23.1.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 8, 2000 for TruSOLUTIONS, INC. (and to all references to our Firm) included in this S-4 registration statement.

                                                             Arthur Andersen LLP


San Diego, California
May 4, 2000